Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO
 RULE 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Energizer Resources Inc. (the "Company") for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marc Johnson, Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: September 28, 2016

By:	/s/ Marc Johnson
Marc Johnson
Chief Financial Officer
(principal accounting officer)

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